UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2005, the stockholders of McMoRan Exploration Co. approved the 2005 Stock Incentive Plan (the Plan). The purpose of the Plan is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company’s success. In addition, in connection with the Company’s initiatives to reduce its cash administrative and overhead costs, the Co-Chairmen of the Board, Messrs. Moffett and Adkerson, have agreed to forego all cash compensation in 2005 in exchange for stock option grants, a portion of which will be granted under the Plan. Currently, there are approximately 2,000 shares of our common stock available for grant under our stock incentive plans. Accordingly, our Board believed it was important that we establish a new equity-based compensation plan at this time.

Awards under the Plan will be made by the Corporate Personnel Committee of our Board of Directors, which has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the Plan.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 3,500,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 500,000 shares of our common stock.

The Plan may be amended or terminated at any time by our Board of Directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 5, 2015.

Upon approval of the Plan by our stockholders at the annual meeting, nonqualified options pertaining to 833,500 shares of common stock became effective. Included in this amount are the following awards to our named executive officers that were granted on January 31, 2005:

Recipient	No. of Options Granted

James R. Moffett, Co-Chairman	350,000
Richard C. Adkerson, Co-Chairman	245,000
Glenn A Kleinert, President and Chief Executive Officer	52,500
C. Howard Murrish, Executive Vice President	52,500
Nancy D. Parmelee, Senior Vice President, Chief
Financial Officer and Secretary	24,500

In addition, grants made to seven other participants under the Plan totaled 109,000.

For further information regarding the Plan, see our 2005 Proxy Statement filed with the Securities and Exchange Commission on March 24, 2005. Each of the Plan, the Form of Notice of Grant of Nonqualified Stock Options under the Plan and the Form of Restricted Stock Unit Agreement under the Plan are filed as exhibits to this Form 8-K (see Exhibits 10.1, 10.2 and 10.3).

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: May 6, 2005

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

10.1	McMoRan Exploration Co. 2005 Stock Incentive Plan.

10.2	Form of Notice of Grant of Nonqualified Stock Options under the 2005 Stock Incentive Plan.

10.3	Form of Restricted Stock Unit Agreement under the 2005 Stock Incentive Plan.